Exhibit 10.16

Execution Version

AMENDMENT NO. 8 TO
LOAN AGREEMENT
(CVTI/Covenant Transport)

     THIS AMENDMENT NO. 8 TO LOAN AGREEMENT, dated as of March 29, 2005 (the “Amendment”), is entered into by and among THREE PILLARS FUNDING LLC (formerly known as THREE PILLARS FUNDING CORPORATION), (“Three Pillars”), SUNTRUST CAPITAL MARKETS, INC. (formerly SunTrust Equitable Securities Corporation), as administrator (the “Administrator”), CVTI RECEIVABLES CORP. (“CVTI”), and COVENANT TRANSPORT, INC. (“Covenant”). Capitalized terms used and not otherwise defined herein are used as defined in the Loan Agreement, dated as of December 12, 2000 among Three Pillars, the Administrator, CVTI and Covenant (as amended to date, the “Loan Agreement”).

    WHEREAS, the parties hereto desire to further amend the Loan Agreement in certain respects as provided herein;

    NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.	Limited Waiver.

(a)     Pursuant to Section 10.2(d) of the Loan Agreement, an Amortization Event shall occur if the Delinquency Ratio equals or exceeds 2.00% on a rolling three month average basis. CVTI has informed the Administrator that the Delinquency Ratio was breached as of February, 2005 and that an Amortization Event has occurred.

(b)     CVTI hereby requests a waiver of, and the Administrator and Three Pillars hereby agree to waive such breach for the month of February, 2005 and the Amortization Event with respect to such breach, such waiver to be effective solely with respect the breach described in clause (a) above and solely for the month of February, 2005.

(c)     The execution, delivery and effectiveness of this waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrator or Three Pillars under the Loan Agreement or any of the other Transaction Documents.

SECTION 2.	Amendments to the Loan Agreement.

Effective as of the date first set forth above, Section 10.2(d) of the Loan Agreement is hereby deleted and replaced with the following:

“(d) Delinquency Ratio. The Delinquency Ratio shall be equal to or exceed 2.50% on a rolling three month average basis.”

SECTION 3.	Representations, Warranties and Covenants.

CVTI hereby represents, warrants to Three Pillars and the Administrator that each of the representations and warranties made by it or on its behalf in any of the Transaction Documents is true and correct as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by it on the date hereof and in this Amendment. CVTI further represents and warrants to Three Pillars and the Administrator that: (i) the execution, delivery and performance by it of this Amendment are within its corporate powers, have been duly authorized by all necessary action, will not violate any requirement of law or contractual obligation of CVTI and will not result in, or require, the creation or imposition of any lien on any of its properties or revenues, (iii) no authorization or approval or other action by, and no notice or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Amendment, (iv) this Amendment is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and (v) it is in compliance with all applicable requirements of law where the failure to be in compliance is reasonably likely to have a Material Adverse Effect. The representations and warranties set forth above shall survive the execution of this Amendment.

SECTION 4.	Effect of Amendment.

Except as modified and expressly amended by this Amendment, the Loan Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect. On and after the date hereof, all references in the Loan Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import refer to the Loan Agreement as amended by this Amendment.

SECTION 5.	Binding Effect.

This Amendment shall be binding upon and inure to the benefit of the parties to the Loan Agreement and their successors and permitted assigns.

SECTION 6.	Governing Law.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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SECTION 7.	Execution in Counterparts; Severability.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

THREE PILLARS:	THREE PILLARS FUNDING LLC

	By:	/s/ Doris J. Hearn
	Title:	Vice President

THE ADMINISTRATOR:	SUNTRUST CAPITAL MARKETS, INC.

	By:	/s/ James R. Bennison
	Title:	Managing Director

[additional signatures follow]

(Signature Page to Amendment No. 8 to Loan Agreement (CVTI/Covenant Transport))

THE BORROWER:	CVTI RECEIVABLES CORP.

	By:	/s/ Joey B. Hogan
	Title:	Treasurer and Chief Financial Officer

THE MASTER SERVICER:	COVENANT TRANSPORT, INC.,
a Nevada holding corporation

	By:	/s/ Joey B. Hogan
	Title:	Executive Vice President and Chief Financial Officer

[end of signatures]

(Signature Page to Amendment No. 8 to Loan Agreement (CVTI/Covenant Transport))